Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Jerry G. Mikolajczyk, CEO

Xun Energy, Inc.

12518 NE Airport Way, Suite 148 No. 156

Portland, OR 97230

Dear Mr. Mikolajczyk:

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm in the section on Experts in the Registration Statement of Xun Energy, Inc. on Form S-1.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

May 28, 2013